Exhibit 10.15

THE BOSTON BEER COMPANY, INC.

EMPLOYEE EQUITY INCENTIVE PLAN

As amended, effective for grants and issuances made effective on and after January 1, 2010.

1. Purpose; History.

(a) The purpose of The Boston Beer Company, Inc. (the “Company”, which term for purposes of eligibility to participate shall include all of the affiliates of The Boston Beer Company, Inc., including Boston Beer Corporation, a Massachusetts corporation) Employee Equity Incentive Plan (the “Plan”) is to provide additional incentive for management and other employees of the Company, selected for participation in the Plan, to promote the growth and success of the Company’s business, and to reward them for such growth and success, by making available to them shares of the Company’s Class A [Limited Voting Rights] Common Stock ($0.01 par value) (“Class A Stock”).

(b) The Plan was originally adopted on November 20, 1995. As adopted, the Plan provided for Management Options, Discretionary Options and Investment Shares. The maximum number of shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Class A Stock”), originally authorized for issuance under the Plan was 1,687,500 shares. On October 20, 1997, the Board of Directors of the Company (the “Board”) and the sole holder of the Company’s outstanding Class B Common Stock, $0.01 par value per share (the “Class B Stock”), amended the Plan to provide for an additional 1,000,000 authorized shares of Class A Stock and, on December 19, 1997, the Board further amended the Plan to delete the provisions that had permitted the grant of Management Options at a per share exercise price of $0.01 and to provide for a shift from the Board’s Compensation Committee to the full Board authority to act under the Plan, based on recommendations brought to it by the Compensation Committee. On December 14, 2001, the Plan was amended to provide for an additional 1,000,000 authorized shares of Class A Stock.

(c) On December 20, 2005, the Board further amended the Plan, formally striking the discontinued Management Options provisions and inserting the Board’s right to grant shares of restricted stock (“Restricted Stock Grants”). On December 19, 2006, the Board further amended the Plan to provide for an additional 500,000 authorized shares of Class A Stock, to change the method used in valuing shares of Class A stock for purposes of the Plan and to grant the Board discretion to waive eligibility requirements in granting Discretionary Options and Restricted Stock Grants. On December 21, 2007, the Plan was amended to provide for an additional 1,000,000 authorized shares of Class A Stock. October 30, 2009, the Plan was amended to provide for an additional 812,500 authorized shares of Class A Stock.

2. Shares Covered By the Plan. The maximum number of shares of Class A Stock that may be issued under the Plan is 6,000,000 shares, subject to adjustment in accordance with Section 11 of the Plan. Shares of Class A Stock which are the subject of Restricted Stock Grants (as defined in Section 5) or Discretionary Options (as defined in Section 6) or Management Options granted under the Plan prior to its amendment on December 19, 1997, which lapse unexercised or Investment Shares which do not become Vested Shares (as defined in Section 7) and are repurchased by the Company pursuant to Section 7(g), or which are redeemed by the Company pursuant to Section 7(f) shall again be available for issuance hereunder.

3. Administration of the Plan. The Plan shall be administered by the Board. In its sole discretion, the Board shall have the power to:

(i)	select employees to be granted Restricted Stock Grants pursuant to Section 5 of the Plan and Discretionary Options pursuant to Section 6 of the Plan;

(ii)	authorize Restricted Stock Grants and the grant of Discretionary Options, pursuant to Sections 5 and 6 of the Plan;

(iii)	construe the Plan;

(iv)	determine all questions arising under the Plan; and

(v)	adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

The decision of the Board as to all questions of interpretation and application of the Plan shall be final and binding on all persons.

4. Eligibility. Employees eligible to participate in the Plan (“Eligible Employees”) are those employees of the Company who:

(i)	except as otherwise determined by the Board on the recommendation of the Board’s Compensation Committee, have been employed by the Company for at least one (1) year or whose earlier participation is approved by the Board in connection with his or her becoming an employee;

(ii)	have entered into an Employment Agreement (the “Employment Agreement”) with the Company containing such terms and conditions as the Board in its discretion may from time to time require; and

(iii)	In the case of Restricted Stock Grants and Discretionary Options, have been recommended to the Board by the Board’s Compensation Committee, taking into account each prospective grantee’s or optionee’s level of responsibility, performance, potential and such other considerations as the Board or such Committee deems appropriate.

5. Restricted Stock Grants. The Board may, from time to time, grant to Eligible Employees shares of Class A Stock, subject to such vesting criteria and other terms and conditions, as the Board shall determine. Except as otherwise determined from time to time by the Board in connection with specific Restricted Stock Grants, Restricted Stock Grants shall vest over the period of five (5) years after the grant date at the rate of twenty percent (20%) of the shares covered thereby per year, so long as the recipient continues to be employed by the Company as of each vesting date. All Restricted Stock Grants shall be reflected in a restricted stock agreement, setting forth the applicable vesting criteria, terms and conditions, and otherwise in a form approved from time to time by the Board.

6. Discretionary Options.

(a) The Board may also, from time to time, grant to Eligible Employees (individually, an Optionee and collectively, “Optionees”) options (“Discretionary Options”) to acquire shares of Class A Stock (“Option Shares”), on such terms and conditions, including exercise price, as the Board shall determine.

(b) Except as the Board may from time to time otherwise determine with respect to a particular Discretionary Option, each Discretionary Option shall be set forth in an Option Agreement, containing such terms and conditions as the Board in its discretion may from time to time require, which shall include in any event the following terms, conditions and restrictions:

(i) Except as otherwise determined from time to time by the Board in connection with specific options, the right to exercise each Discretionary Option shall vest over the period of five (5) years after the date on which the Option was granted (the “Option Date”), at the rate of twenty percent (20%) of the Option Shares covered thereby per year, so long as the Optionee continues to be employed by the Company as of each vesting date, provided that (1) the Board may in its discretion permit accelerated vesting, (2) the Board may tie exercisability to performance criteria determined by the Board in its discretion, and (3) the Board may tie exercisability to compliance by an Optionee with any applicable restrictive covenants.

(ii) Except as determined by the Board from time to time, each Discretionary Option shall terminate on the earlier to occur of the expiration of (1) ninety days after the Optionee ceases to be an employee of the Company and (2) ten (10) years after the Option Date.

7. Purchase of Investment Shares.

(a) Eligible Employees may also become “Participants” in the Plan and invest up to ten percent (10%) of their most recent annual compensation (base salary and bonus, if any) in whole shares (“Investment Shares”) of Class A Stock. The number of Investment Shares which can be purchased by each Participant will be computed by dividing 10% of the Participant’s eligible compensation up to a maximum of $175,000 by the Investment Share Value (as defined in Section 7(c)). After a Participant has been employed by the Company for at least two (2) years, Investment Shares will be issued at a discount from Investment Share Value based on length of service. The cost to the Participant will be the Investment Share Value, discounted, if applicable, according to the schedule in Section 7(c). Investment shares will vest as follows:

(i) For each full year Investment Shares are held after issuance and the Participant remains employed with the Company, twenty percent (20%) of such Investment Shares will be vested (“Vested Shares”).

(ii) Investment Shares that have not otherwise vested pursuant to Section 7(a)(i) will fully vest upon the Participant’s attainment of age 65 if the Participant is still employed by the Company upon the attainment of age 65, except as outlined in Section 7(a)(iii).

(iii) Investment Shares issued on or after January 1, 2014 that have not otherwise vested pursuant to Section 7(a)(i) will fully vest upon the Participant’s attainment of age 65 or on the first anniversary of issuance, whichever occurs later, and in either case, so long as the Participant is then still employed by the Company.

(iv) Investment Shares not yet vested shall cease to vest upon the termination of a Participant’s employment with the Company, except as otherwise then determined by the Board, unless such termination was because of death or disability, in which case the unvested Investment Shares shall then vest.

(b) The maximum number of Investment Shares that may be issued to each Participant at any time will be equal to ten percent (10%) of his or her most recent annual compensation (base salary and bonus, if any) up to a maximum of $175,000, divided by the applicable Discounted Investment Share Value then in effect under Section 7(c), below.

(c) The issuance price for Investment Shares will be based on the then Investment Share Value. Investment Share Value shall be the closing price at which shares of Class A stock traded on the New York Stock Exchange or on any other exchange on which such shares may be traded, on the day next preceding the date of a Participant’s investment in Investment Shares, which ordinarily shall be effective as of January 1 in each applicable year. The issuance price for Investment Shares will be the “Discounted Investment Share Value”, determined based on discounts from Investment Share Value, keyed to each Eligible Employee’s tenure with the Company.

Prior to 2 full years of employment, there will be no discount

After 2 full years of employment, the discount will be 20%

After 3 full years of employment, the discount will be 30%

After 4 full years of employment, the discount will be 40%

(d) Each Participant will be responsible for the withholding taxes payable on his or her W-2 earnings, including on the amount of taxable income realized by him or her by reason of the purchase of Investment Shares at Discounted Investment Share Value, whether recognized at the time of purchase or upon vesting.

(e) All Investment Shares which have not yet vested shall be held in escrow by an escrow agent selected by the Board, pursuant to an Investment Share Escrow Agreement, in a form approved from time to time by the Board.

(f) Each Participant who purchases Investment Shares and who is not subject to the provisions of Section 16(b) of the 1934 Act shall have the right at any time to cause the Company to redeem all, but not less than all, of the Investment Shares previously purchased by him or her but which have not yet vested at a price equal to the lesser of (i) the Discounted Investment Share Value at which the Shares were issued and (ii) the Investment Share Value, as of the date next preceding the date on which the Investment Shares are tendered for redemption.

(g) In the event of the termination of the employment with the Company of any Participant who holds Investment Shares, the Company shall have the right, but not the obligation, to redeem within ninety (90) days after such termination any or all of such Investment Shares which are not Vested Shares at a price, payable in cash, equal to the lesser of (i) the Discounted Investment Share Value at which the Shares were issued and (ii) the Investment Share Value, as of the date next preceding the date on which the Investment Shares are called for redemption.

8. Provisions Relating to Securities Act. Notwithstanding any other provision of the Plan, the Company may delay the issuance of Option Shares covered by the exercise of a Discretionary Option or any Restricted Stock Grant shares that have vested or Investment Shares which have become Vested Shares (in any case, “Shares”) until one of the following conditions shall be satisfied:

(i)	Such Shares are at the time of issuance effectively registered under applicable federal and state securities acts, as now in force or hereafter amended; or

(ii)	Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the issuance of such Shares is exempt from registration under applicable federal and state securities acts, as now in force or hereafter amended.

Moreover, unless the Shares to be issued have been effectively registered under the Securities Act of 1933, as amended (the “Act”), the Company shall be under no obligation to issue such Shares unless the person to whom the Shares are to be issued shall first give written representation to the Company, satisfactory in form and scope to the Company’s counsel and upon which in the opinion of such counsel the Company may reasonably rely, that he or she is acquiring the Shares to be issued to him or her as an investment and not with a view to or for sale in connection with any distribution thereof in violation of the Act. The Company shall have no obligation, contractual or otherwise, to any person to register under any federal or state securities laws any Shares issued under the Plan to such person.

9. Expenses of the Plan. All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such expenses shall be charged to any recipient of a Restricted Stock Grant, Optionee or Participant.

10. No Contractual Right to Participate and No Right to Continued Employment. Nothing in the Plan shall be deemed to give any employee of the Company, or his or her legal representatives or assigns, or any other person claiming under or through him or her, any contractual or other right to participate in the benefits of the Plan. Nothing in the Plan and no action or grant thereunder shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain in its employ for any specific period of time any recipient of a Restricted Stock Grant, Optionee or Participant. No Discretionary Option shall give to the recipient any rights as a stockholder in the Company or any rights in any Option Shares, except to the extent the Option has been exercised and Option Shares issued.

11. Dilution and Other Adjustments. In the event that the outstanding shares of Class A Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares which may be issued under the Plan and as to which outstanding Discretionary Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Discretionary Options shall be made without change in the total price applicable to the unexercised portion of such Discretionary Options and with a corresponding adjustment in the exercise price per share.

12. Transferability. No right or interest under the Plan of any Eligible Employee shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than by will or the laws of descent and distribution; and no such right or interest of any Eligible Employee shall be subject to any obligation or liability of such Eligible Employee. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

13. Withholding of Income Taxes. The Company shall have the right to deduct from amounts otherwise payable by the Company to any recipient of a Restricted Stock Grant, Optionee or Participant by way of salary or wages or otherwise, any Federal, state or local taxes required by law to be withheld with respect to the exercise of a Discretionary Option granted under the Plan or the purchase or vesting under the Plan of Investment Shares or shares subject to a Restricted Stock Grant which results in taxable income to the recipient of the Restricted Stock Grant, Optionee or Participant.

14. Amendment and Termination of the Plan. The Board, subject to the approval of the holders of a majority in interest of the Company’s issued and outstanding Class B Stock, may at any time terminate, extend, or amend the Plan; provided, however, that termination or amendment of the Plan shall not, without the consent of any person affected thereby, modify or in any way affect any Restricted Stock Grant or Discretionary Option granted, or Investment Shares purchased, prior to such termination or amendment.

Approved by the Board of Directors on the recommendation of the Compensation Committee and by the sole holder of the Class B Common Stock of the Company on October 30, 2009.